UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 314-9570

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement

As previously reported, on March 27, 2020, Timber Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Holders”) for the purchase by the Holders of securities of the Company, including common stock and warrants. On June 2, 2020, the Company issued to the Holders, pursuant to the Purchase Agreement (i) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 8,384,764 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an initial exercise price of $2.7953 and (ii) Series B Warrants (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate 7,042,175 shares of Common Stock at an exercise price of $0.001. The number of shares of Common Stock underlying the Series A Warrants and the Series B Warrants, as well as the exercise price of the Series A Warrants, were subject to periodic, price-based resets, up to a maximum of approximately 23,275,009 shares of Common Stock at a minimum exercise price of $1.007 per share under the Series A Warrants and a maximum of approximately 26,895,265 shares of Common Stock under the Series B Warrants, such amounts calculated using the reset formula described below, assuming the agreed-upon “Reset Floor Price” for the Common Stock of $0.8056 per share. On July 17, 2020, the Company entered into an Amended and Restated Registration Right Agreement (the “Registration Rights Agreement”) with the Holders.

Effective November 19, 2020 (the “Effective Date”), the Company entered into Waiver Agreements (the “Waiver Agreements”) with each of the Holders. Pursuant to the Waiver Agreements (i) the Holders and the Company agreed to waive certain rights and amend certain provisions of the Warrants, the Purchase Agreement and the Registration Rights Agreement and (ii) the Holders exercised certain rights under the Registration Rights Agreement.

Waivers of Resets and Price and Share Adjustments

Pursuant to the Waiver Agreements, the Holders agreed to (i) waive certain provisions in the Warrants in order to allow for one immediate and final reset of the number of shares of Common Stock underlying the Warrants and the exercise price of the Series A Warrants using the existing formula provided in the Warrants, described below, and (ii) permanently waive the provisions providing for future resets of the number of shares of Common Stock underlying the Warrants and the exercise price of the Series A Warrants (other than the anti-dilution protection provisions in the Series A Warrants providing for adjustments to the exercise price of the Series A Warrants upon a dilutive issuance). As a result of the foregoing, (A) the exercise price of the Series A Warrants was set at $1.16 per share (the “Series A Exercise Price”), (B) the number of shares underlying all of the Series A Warrants was set at 20,178,214 and (C) the number of shares underlying all of the Series B Warrants was set at 22,766,776 .

The number of shares underlying a Holder’s Series B Warrants was calculated using the existing formula set forth in the Series B Warrants and was reached by dividing the initial purchase price paid by the Holder under the Purchase Agreement by a “Reset Price”, equal to the arithmetic average of the five (5) lowest Weighted Average Prices (as defined in the Warrants) of the Common Stock during the applicable “Reset Period,” in this case being the nine Trading Day (as defined in the Warrants) period ending on the Effective Date (but not less than the Reset Floor Price), and subtracting from such quotient the number of shares of Common Stock issued (or that were issuable) under the Purchase Agreement to the Holder. Pursuant to the Series A Warrants, the Series A Exercise Price is equal to 125% of the Reset Price (but not higher than the prevailing Exercise Price), calculated in accordance with the formula in the previous sentence, and the number of shares underlying the Series A Warrants was calculated using the existing formula set forth in the Series A Warrants and is reached by multiplying the number of shares that were underlying the Series A Warrants prior to the reset by the quotient of the exercise price prior to the reset divided by the new Series A Exercise Price.

Waiver of Restrictions on Financing

The Waiver Agreements provide that until April 30, 2021, neither the Company nor any of its subsidiaries will file any registration statement or any amendment or supplement thereto, or cause any registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”), or grant any registration rights to any person that can be exercised prior to April 30, 2021 (other than the demand registration statements referenced below). In addition, pursuant to the Waiver Agreements, the Company has agreed, until after April 30, 2021, except with respect to the issuance or resale of Excluded Securities (as defined below) not to (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ debt, equity or equity equivalent securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (ii) enter into, or effect a transaction under, any agreement whereby the Company may issue securities at a future determined price or (iii) be party to any solicitations, negotiations or discussions with regard to the foregoing. “Excluded Securities” include any shares of Common Stock issued or issuable or deemed to be issued under the Company’s equity plan, (ii) upon exercise of the Warrants or (iii) upon conversion, exercise or exchange of any options or convertible which were outstanding on the day immediately preceding the closing of the transactions contemplated by the Purchase Agreement.

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Additionally, the Holders waived certain provisions of the Warrants that limited the Company’s ability to effect certain fundamental transactions until the forty-fifth (45th) trading day immediately following June 2, 2022. The Waiver Agreements provide that the Company shall not effect a fundamental transaction until May 1, 2021.

        Notwithstanding the foregoing, the restrictions on the Company’s ability to effect a variable rate transaction contained in the Purchase Agreement have not been amended by the Company and the Holders.

Extension of Leak Out Provisions.

Pursuant to the Waiver Agreements, the Company and the Holders have agreed to extend the “leak out” protection to the Company agreed upon in Leak Out Agreements signed by each of the Holders in May 2020, which limits the amount of shares of Common Stock each Holder can sell, including upon exercise of the Warrants, to until the earliest of (i) 120 days after the initial effectiveness of the first Registration Statement filed by the Company with respect to the shares of Common Stock underlying the Warrants, (ii) the date on which an aggregate of at least 50,000,000 shares of Common Stock have been sold as reported by Bloomberg commencing with sales on the first day after the initial effective date of such Registration Statement and (iii) April 9, 2021.

Elimination of Derivative Liability

In order to eliminate the derivative liability accounting treatment of the Series A Warrants, the Waiver Agreements provide for the permanent waiver of (i) the volatility floor from the Black Scholes calculation and (ii) the full ratchet anti-dilution provisions in the case of non-cash issuances of equity, each contained in the Series A Warrants. The Company has agreed not to issue securities for less than the Series A Exercise Price outside of a cash financing transaction, except with respect to Excluded Securities.

Exercise of Demand Registration

Pursuant to the Waiver Agreements, the Holders exercised their demand registration rights pursuant to the Registration Rights Agreement and the Company agreed to initially register 50% of the shares underlying the Series B Warrants. Pursuant to the Waiver Agreements, the Holders have been granted two additional demand registrations with respect to any remaining shares of Common Stock issuable upon exercise of the Warrants not yet registered.

The description of terms and conditions of the Waiver Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Waiver Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Waiver Agreement, dated as of November 19, 2020, by and between Timber Pharmaceuticals, Inc. and the Holders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: November 20, 2020	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer